Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED INFORMATION

The unaudited pro forma condensed combined consolidated financial statements (which we refer to as the pro forma financial statements) combine the historical consolidated financial statements of ITC Holdings Corp. (“ITC”) and the historical combined financial statements of the Transmission Business of Entergy Corporation (“Entergy”) to illustrate the effect of the merger of the Entergy Transmission Business into ITC. The pro forma financial statements were based on and should be read in conjunction with:

•	accompanying notes to the unaudited pro forma financial statements;

•	ITC’s consolidated financial statements included in ITC’s annual report on Form 10-K for the year ended December 31, 2012; and

•	Entergy’s Transmission Business’s combined financial statements for the year ended December 31, 2012 and the notes relating thereto included in this Form 8-K.

The unaudited pro forma condensed consolidated statement of operations (which we refer to as the pro forma statement of operations) for the year ended December 31, 2012, give effect to the merger as if it occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet (which we refer to as the pro forma balance sheet) as of December 31, 2012, gives effect to the merger as if it occurred on December 31, 2012.

The pro forma financial statements have been presented for informational purposes only and are not indicative of the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are indicative of any future operating results or financial position of the combined business. The results of operations and cash flows of the acquired business reflect its existing state and local jurisdictional rate regulation as a component of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. (collectively, the “Utility Operating Companies”), as compared to the Federal Energy Regulatory Commission (“FERC”) rate regulation expected for Entergy’s Transmission Business under ITC’s ownership. The pro forma financial statements do not reflect the impact of transitioning Entergy’s Transmission Business to FERC rate regulation under ITC ownership.

The merger has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the merger will be consummated.

ITC AND ENTERGY’S TRANSMISSION BUSINESS

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of December 31, 2012

		Entergy’s	Adjustments		As Adjusted
		Transmission	to Entergy’s		Entergy	Acquisition and
	ITC	Business	Transmission		Transmission	Related Pro Forma		Pro Forma
(in thousands)	(Historical) (a)	(Historical) (a)	Business (b)		Business	Adjustments (c)		Combined (d)

ASSETS
Current assets
Cash and cash equivalents	$26,187	$1,237	$(1,237	)(e)	$—	40,000	(f)	$66,187

Accounts receivable (net)	72,192	25,222	(25,222	)(e)	—	58,907	(g)	131,099
Inventory	37,357	38,071			38,071			75,428
Deferred income taxes	23,014	27,126			27,126			50,140
Regulatory assets - revenue accruals, including accrued interest	7,489	—			—			7,489
Other	31,987	—						31,987
Total current assets	198,226	91,656	(26,459)		65,197	98,907		362,330
Property, plant and equipment (net)	4,134,579	3,971,510	(52,106	)(e)	3,919,404			8,053,983
Other assets
Goodwill	950,163	38,494	(38,494	)(g)	—	2,809,456	(g)	3,759,619
Intangible assets (net)	48,492	—			—			48,492
Other regulatory assets	180,378	301,973	(62,457	)(e)	239,516			419,894
Deferred financing fees (net)	19,293	—	13,500	(f)	13,500	7,058	(f)	39,851
Other	33,678	5,369			5,369			39,047
Total other assets	1,232,004	345,836	(87,451)		258,385	2,816,514		4,306,903
TOTAL ASSETS	$5,564,809	$4,409,002	$166,016		$4,242,986	$2,915,421		$12,723,216
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$123,022	$45,955	$(8,815	)(e)	$37,140			160,162
Accrued payroll	20,740	10,333			10,333			31,073
Accrued interest	44,708	—			—			44,708
Accrued taxes	28,117	31,637	(31,637	)(e)	—			28,117
Regulatory liabilities - revenue deferrals, including accrued interest	53,763	—			—			53,763
Refundable deposits from generators for transmission network upgrades	40,745	—			—			40,745
Debt maturing within one year	651,929	—			—			651,929
Other	40,287	11,826	(4,400	)(e)	7,426	48,466	(h)	103,237
					—	7,058	(f)
Total current liabilities	1,003,311	99,751	(44,852)		54,899	55,254		1,113,734
Accrued pension and other postretirement liabilities	53,243	131,039	(44,143	)(e)	86,896			140,139
Deferred income taxes	460,072	1,046,575	(3,729	)(e)	1,042,846	(18,726	)(i)	1,484,192
Regulatory liabilities - revenue deferrals, including accrued interest	28,613	—			—			28,613
Regulatory liabilities - accrued asset removal costs	75,477	67,585			67,585			143,062
Refundable deposits from generators for transmission network upgrades	7,623	—			—			7,623
Other	26,317	46,027			46,027			72,344
Long-term debt	2,495,298	—	1,775,000	(f)	1,775,000	740,000	(f)	5,010,298
STOCKHOLDERS’ EQUITY
Common stock	989,334	—			—	4,043,132	(j)	4,741,259
					—	(291,207	)(m)
Net parent investment	—	3,022,214	(1,852,481	)(n)	1,169,733	(1,169,733	)(n)	—
Retained earnings	443,569	—			—	(408,793	)(m)	—
						(34,776	)(l)
Accumulated other comprehensive loss	(18,048)	(4,189)	4,189	(k)	—			(18,048)
Total stockholders’ equity	1,414,855	3,018,025	(1,848,292)		1,169,733	2,138,623		4,723,211
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,564,809	$4,409,002	$(166,016)		$4,242,986	$2,915,421		$12,723,216

See notes to the unaudited pro forma condensed combined consolidated financial statements.

ITC AND ENTERGY’S TRANSMISSION BUSINESS

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2012

		Entergy’s	Adjustments		As Adjusted
		Transmission	to Entergy’s		Entergy	Acquisition and
	ITC	Business	Transmission		Transmission	Related Pro Forma		Pro Forma
(in thousands, except share and per share data)	(Historical) (a)	(Historical) (a)	Business (b)		Business	Adjustments (c)		Combined (d)

OPERATING REVENUES	$830,535	$639,961	5,983	(i)	$645,944			$1,476,479
OPERATING EXPENSES
Operation and maintenance	121,941	123,536			123,536			245,477
General and administrative	112,091	90,367	(9,009	)(e)	81,358	(19,534	)(h)	173,915
Depreciation and amortization	106,512	147,384	(11,780	)(e)	135,604			242,116
Taxes other than income taxes	59,701	49,286			49,286			108,987
Other operating income and expense-net	(769)	—			—			(769)
Total operating expenses	399,476	410,573	(20,789)		389,784	(19,534)		769,726
OPERATING INCOME	431,059	229,388	26,772		256,160	19,534		706,753
OTHER EXPENSES (INCOME)
Interest expense	155,734	79,166	(6,779	)(f)	72,387	38,076	(f)	266,197
Allowance for equity funds used in construction	(23,000)	(10,754)			(10,754)			(33,754)
Other income	(2,401)	(3,056)			3,056			(5,457)
Other expense	4,218	1,576			1,576			5,794
Total other expenses (income)	134,551	66,932	(6,779)		60,153	38,076		232,780
INCOME BEFORE INCOME TAXES	296,508	162,456	33,551		196,007	(18,542)		473,973
INCOME TAX PROVISION	108,632	51,707	21,138	(i)	72,845	(6,490	)(i)	174,987
NET INCOME	187,876	110,749	12,413		123,162	(12,052)		298,986

Weighted-average shares of common stock outstanding (Note 6):
Basic	50,820,838							104,212,536
Diluted	51,563,395							104,967,216

Basic earnings per common share (Note 6)	$3.65							$2.87
Diluted earnings per common share (Note 6)	$3.60							$2.85

See notes to the unaudited pro forma condensed combined consolidated financial statements.

ITC AND ENTERGY’S TRANSMISSION BUSINESS NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Merger

As of December 4, 2011, Entergy and ITC executed definitive agreements under which Entergy will separate and then merge its electric transmission business with a wholly-owned subsidiary of ITC.

Entergy’s Transmission Business consists of the Entergy transmission system, which comprises approximately 15,400 circuit miles of 69kV to 500kV transmission lines and approximately 1,400 substations over a 114,000-square mile service territory. The Entergy transmission system spans portions of Arkansas, Louisiana, Mississippi, Missouri and Texas.

The terms of the transaction agreements call for Entergy to separate its electric transmission business into a newly-formed entity, Mid South TransCo LLC (“TransCo”), and TransCo’s subsidiaries, and distribute the equity interests in TransCo (excluding any equity interests in TransCo to be contributed to an exchange trust in the event Entergy makes the exchange trust election) to Entergy’s shareholders in the form of a tax-free spin-off or split-off exchange offer or a combination of both. TransCo will then merge with a newly-created merger subsidiary of ITC in an all-stock, Reverse Morris Trust transaction, and will survive the merger as a wholly owned subsidiary of ITC. Prior to the merger, under the terms of the merger agreement, ITC may, in ITC’s sole discretion, elect to (i) pay a $700 million one-time special dividend to its pre-merger shareholders, (ii) repurchase $700 million of ITC common stock or (iii) undertake a combination of both (not to exceed $700 million in the aggregate). Such election is referred to as the ITC recapitalization. The ITC recapitalization is expected to be funded by approximately $740 million of debt securities issued by ITC prior to the merger with the remaining $40 million to be used for general corporate purposes and payment of transaction-related costs. As a result of and immediately following the merger, Entergy shareholders (and, if applicable, the exchange trust) will collectively own approximately 50.1% of ITC common stock on a “fully diluted basis,” and existing ITC shareholders will collectively own approximately 49.9% of ITC common stock on a “fully diluted basis” (subject to adjustment in limited circumstances as provided in the merger agreement and excluding any ITC equity awards issued to employees of Entergy’s Transmission Business who become employees of TransCo). In no event will Entergy shareholders (and, if applicable, the exchange trust) hold less than 50.1% of the outstanding common stock of ITC immediately after the merger. In addition, Entergy will receive senior securities of TransCo and gross cash proceeds from indebtedness that will be incurred by TransCo and its subsidiaries prior to the merger in an aggregate amount of $1.775 billion. This indebtedness will be assumed by ITC. Entergy expects that these proceeds will be used to reduce outstanding Entergy or Utility Operating Company debt or for other corporate purposes.

Upon completion of the merger, Entergy equity-based awards held by employees of Entergy’s Transmission Business will generally convert to equivalent ITC equity-based awards, after giving effect to an equity exchange ratio. As defined in the employee matters agreement, the equity exchange ratio is defined as the quotient of (i) the per share closing trading price of Entergy common stock trading in the “Regular Way” trading market on the NYSE on the day before the distribution date and (ii) the per share closing trading price of ITC common stock trading on the NYSE on the closing date of the merger. For purposes of the per share trading prices for the pro forma financial statements, April 1, 2013(1) has been used as both the distribution and closing date.

Completion of the merger is expected in 2013 subject to the satisfaction of specified closing conditions, including the necessary approvals of Entergy’s retail regulators, the FERC and ITC’s shareholders. There can be no assurance the merger will be consummated.

(1)         April 1, 2013 share price was used as a reasonable date prior to the filing of the Form 8-K.

Note 2. Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical consolidated financial statements of ITC and the historical combined financial statements of Entergy’s Transmission Business. Certain reclassifications have been made to Entergy’s Transmission Business’ financial statements to conform to ITC’s historical presentation.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements reflect the impact of:

•                  the assets and liabilities of Entergy’s Transmission Business that will not be transferred to ITC pursuant to the separation agreement;

•                  the issuance of 53,031,135 shares of ITC common stock to the shareholders of Entergy in connection with the merger and the issuance of 120,900 shares of ITC common stock as replacement awards for Entergy equity-based awards held by employees of Entergy’s Transmission Business;

•                  the additional indebtedness to be incurred with the related financing transactions;

•                  the recapitalization which will take the form of one of the following: (i) a one-time special dividend payable to pre-merger ITC shareholders or (ii) a share repurchase of ITC common stock, or (iii) a combination of a one-time special dividend and share repurchase of ITC common stock; and

•                  other adjustments described in the notes to this section.

The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria:

•                  Fair value adjustments for assets or liabilities subject to rate-setting provisions for Entergy’s regulated entities operating Entergy’s Transmission Business. These operations are subject to the rate-setting authority of the FERC and other local regulators. The rate-setting and cost recovery provisions currently in place for Entergy’s Transmission Business regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. The fair values of Entergy’s Transmission Business assets and liabilities subject to these rate-setting provisions approximate their carrying values and therefore the pro forma financial statements do not reflect any net adjustments related to these amounts.

•                  Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. The timing and effect of actions associated with integration are currently uncertain.

•                  Adjustments to the operating expenses recorded in Entergy’s Transmission Business’ historical financial statements associated with Entergy’s Midwest Independent Transmission System Operator, Inc. (MISO) integration of $7.0 million for the year ended December 31, 2012.

•                  The $250.0 million unsecured, unguaranteed term loan credit agreements entered into by ITC Holdings on February 15, 2013, under which ITC Holdings borrowed $100.0 million. The proceeds were used for general corporate purposes, including the repayments of borrowings under the ITC Holdings’ revolving credit agreements. The term loan is scheduled to mature on December 31, 2013 and was unrelated to the transaction financings.

•                  The $100.0 million aggregate principal amount of 4.09% First Mortgage Bonds, Series F, due 2043 issued by ITC Midwest LLC (a wholly-owned subsidiary of ITC Holdings) on April 4, 2013, the proceeds of which were used to refinance existing indebtedness, partially fund capital expenditures and for general corporate purposes and was unrelated to the transaction financings.

The transaction is being accounted for using the acquisition method of accounting for business combinations with ITC as the acquirer for accounting purposes. Accordingly, ITC’s cost to acquire Entergy’s Transmission Business will be allocated to the assets acquired and the liabilities assumed based upon their respective fair values on the date the merger is completed. Under the acquisition method of accounting, the total estimated consideration transferred is allocated to Entergy’s Transmission Business’ net tangible and intangible assets and liabilities based on their estimated fair values as of the date of consummation of the merger. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. See Note 4 “Estimated Consideration Transferred and Preliminary Allocation of Consideration Transferred” below for the estimate of the consideration transferred allocation.

Note 3. Significant Accounting Policies

Based upon ITC’s initial review of the summary of significant accounting policies for Entergy’s Transmission Business, as disclosed in the notes to the combined financial statements included in this Form 8-K, as well as preliminary discussions with the management of Entergy’s Transmission Business, the pro forma combined consolidated financial statements assume there will be no significant adjustments necessary to conform Entergy’s Transmission Business’ accounting policies to ITC’s accounting policies. Upon completion of the merger and a more comprehensive comparison and assessment, differences may be identified that would necessitate changes to Entergy’s Transmission Business’ future accounting policies and such changes could result in material differences in future reported results of operations and financial position for Entergy’s Transmission Business’ operations as compared to historically reported amounts.

Note 4. Estimated Consideration Transferred and Preliminary Allocation of Consideration Transferred

Entergy shareholders (and, if applicable, the exchange trust) are to receive approximately 50.1% of ITC’s common stock on a “fully diluted basis” in connection with the merger. In no event will Entergy shareholders (and, if applicable, the exchange trust) hold less than 50.1% of the outstanding common stock of ITC immediately after the merger. The preliminary consideration transferred was computed using the number of shares of ITC common stock outstanding as of December 31, 2012, adjusted for the 50.1% ownership of Entergy as follows (dollars in thousands):

	Number of Shares/Awards Issued	Total Estimated Fair Value
Issuance of ITC common stock to Entergy’s shareholders	53,031,135	$4,036,862
Issuance of ITC equity awards to replace existing earned equity awards of Entergy’s Transmission Business	120,900	1,235
Transactional cash (Note 5(g))		(58,908)
Total estimated consideration transferred		$3,979,189

Preliminary Allocation of Consideration Transferred
Current assets	$65,197
Property, plant and equipment	3,919,404
Goodwill	2,809,456
Other long-term assets, excluding goodwill	258,385
Total assets	7,052,442
Current liabilities	54,899
Deferred income taxes and other liabilities	1,234,354
Long-term debt (assumed by ITC—Note 5(f))	1,775,000
Total liabilities	3,073,253
Total estimated consideration transferred	$3,979,189

The estimated fair value of the shares of ITC common stock issued to Entergy shareholders of $76.12 per share was based on the number of shares issued multiplied by the closing price of ITC common stock ($89.52 on April 1, 2013), adjusted by $13.40 per share for the effects of the $700 million one-time special dividend as described in Note 1, “Description of the Merger”, as if that dividend were paid on ITC’s outstanding shares of common stock at December 31, 2012 that were eligible for dividends. For purposes of these pro forma financial statements, it has been assumed that the ITC recapitalization will take the form of a one-time special dividend. Additionally, the preliminary consideration transferred reflects the total estimated fair value of Entergy’s Transmission Business’ share-based compensation awards outstanding as of December 31, 2012, converted to ITC common shares based on the equity exchange ratio (described in Note 5(j), Common Stock below). If ITC were to effectuate its recapitalization in the form of a repurchase of ITC common stock outstanding prior to the closing date instead of the one-time special dividend as described above, the total estimated consideration transferred would approximate the same amount, $3,979.2 million, assuming the share repurchase was effectuated at the closing price of ITC common stock of $89.52 on April 1, 2013 multiplied by the number of shares expected to be issued after the $700 million repurchase.

The final allocation of the consideration transferred will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Entergy’s Transmission Business’ assets and liabilities as of the date of consummation of the merger. Accordingly, the final acquisition accounting adjustments may be materially different from the pro forma adjustments presented in this document.

The consideration transferred will fluctuate with the market price of ITC’s common stock until it is reflected on an actual basis when the merger is completed. An increase or decrease of 29% in ITC’s common share price from the price used above would increase or decrease the consideration transferred by approximately $1,366.8 million. Assessing sensitivity at 29% rate of change is consistent with the differential between the most recent 52-week high and low closing prices of ITC’s common stock.

Note 5. Pro Forma Adjustments to Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) ITC and Entergy’s Transmission Business historical presentation—Certain financial statement line items or components of financial statement line items included in Entergy’s Transmission Business historical presentation have been reclassified to conform to ITC’s historical presentation. These reclassifications had no impact on the historical operating income, net income or total equity reported by Entergy’s Transmission Business. The adjustments to total assets and liabilities were not material to Entergy’s Transmission Business’ balance sheet.

(b) Adjustments to Entergy’s Transmission Business—Pursuant to the separation agreement, certain adjustments are required to accurately reflect the assets acquired and liabilities assumed of Entergy’s Transmission Business, including the issuance of long-term debt by Entergy’s Transmission Business to be assumed.

(c) Acquisition and Related Pro Forma Adjustments—Adjustments were made to ITC’s historical financial information in addition to the “As Adjusted Entergy’s Transmission Business” financial information. These adjustments reflect the effects of the acquisition, including the one-time special dividend and the issuance of common stock.

(d) Pro Forma Combined—Represents the total of the “ITC (Historical)” column, the “As Adjusted Entergy’s Transmission Business” column and the “Acquisition and Related Pro Forma Adjustments” column.

(e) Assets and Liabilities Not Transferred—Pursuant to the separation agreement, certain assets and liabilities of Entergy’s Transmission Business will not be transferred to ITC and will be retained by Entergy. The pro forma balance sheet includes the following pro forma adjustments to reflect assets, liabilities and associated deferred taxes not transferred to ITC pursuant to the separation agreement (in thousands):

As of December 31, 2012
Cash and cash equivalents	$(1,237)
Accounts receivable (net)	(25,222)
Property, plant and equipment (net) (1)	(52,106)
Other regulatory assets (2)	(62,457)
Total assets	$(141,022)
Accounts payable and other current liabilities	$(13,215)
Accrued taxes	(31,637)
Accrued pension and other postretirement liabilities (2)	(44,143)
Deferred income taxes	(3,729)
Total liabilities	$(92,724)
Net Assets Not Transferred	$(48,298)

(1)                  The pro forma statements of operations include pro forma adjustments to depreciation and amortization expense of $11.8 million for the year ended December 31, 2012 to reflect a decrease in ongoing depreciation expense for the assets not transferred.

(2)                  As the combined company will not have responsibility for the inactive and retired employees under the previous Entergy pension plan pursuant to the employee matters agreement, the pro forma statements of operations include pro forma adjustments to general and administrative expenses of $9.0 million for the year ended December 31, 2012 to reflect a decrease in the ongoing expense relating to these employees.

(f) Debt—As described in Note 1, “Description of the Merger”, the pro forma balance sheet includes a $1.775 billion adjustment and a $740 million adjustment made within the “As Adjusted Entergy’s Transmission Business” and the “Pro Forma Combined,” respectively, that are described below.

Prior to the closing of the merger, Entergy’s Transmission Business is expected to obtain an additional $1.775 billion in debt financing that will be assumed by ITC, consisting of $1.2 billion of bridge facilities of newly formed subsidiaries of the Utility Operating Companies (the “TransCo Subs Financing”) and $575 million of TransCo debt securities. The $1.775 billion is a liability to be assumed by ITC in the transaction. The pro forma balance sheet includes a pro forma adjustment to record deferred financing fees of $13.5 million related to the TransCo Subs Financing of $1.2 billion, which will be paid by Entergy’s Transmission Business.

Additionally, $740 million of new ITC debt is expected to be issued, with $40 million recorded as an increase to cash to be used for general corporate purposes and payment of transaction-related costs and $700 million to be used to finance the recapitalization of ITC, described below in Note 5(m) Recapitalization. The $7.1 million of deferred financing fees to be paid by ITC is included as an increase to deferred financing fees and other current liabilities.

The pro forma statements of operations include a pro forma adjustment of $6.8 million to interest expense related to Entergy’s Transmission Business for the $1.775 billion in debt financing for a total interest expense of $72.4 million for the year ended December 31, 2012. Additionally, the pro forma statements of operations include a pro forma adjustment of $38.1 million to interest expense related to the $740 million of new ITC debt for the year ended December 31, 2012. An interest rate of 5.05% was used to calculate the pro forma interest expense on the new ITC debt of $740 million as well as the TransCo debt securities to be assumed by ITC of $575 million and an interest rate of 3.50% was used to calculate the pro forma interest expense on the TransCo Subs Financing of $1.2 billion to be assumed by ITC. The interest rates are based on a 10-year forward U.S. Treasury Bond estimate plus an applicable credit spread for both senior secured and unsecured notes for ITC and its subsidiaries. The effect of a 0.125% change in interest rates would result in an annual change in the interest expense adjustment of approximately $3.1 million.

(g) Goodwill—The pro forma balance sheet includes a preliminary estimate of goodwill. Goodwill represents the excess of consideration transferred over the estimated fair value of the identifiable assets acquired and liabilities assumed in addition to an adjustment to remove Entergy’s Transmission Business’ existing goodwill balance of $38.5 million. The consideration transferred of $3,979.2 million includes: (1) ITC common stock issued to Entergy; (2) ITC equity awards issued to replace existing earned awards of Entergy’s Transmission Business; and (3) a reduction for transactional cash (recorded as an increase to accounts receivable of $58.9 million). The amount of transactional cash paid to ITC from Entergy is equal to the balance of Entergy’s Transmission Business’ customer deposits and accounts payable related to capital assets. The transactional cash is expected to be paid at or shortly after the closing of the transaction and is recorded in accounts receivable on the pro forma balance sheet.

Total estimated consideration transferred (Note 4)	$3,979,189
Less: Fair value of net assets assumed by ITC	(1,169,733)
Estimated goodwill from acquisition	$2,809,456

(h) Merger Transaction Costs—The pro forma balance sheet includes a pro forma adjustment to reflect ITC’s estimated merger transaction costs for periods subsequent to December 31, 2012 of $48.5 million. Merger transaction costs primarily include costs related to investment banking, legal, accounting, and consulting services.

The pro forma statements of operations includes the pro forma adjustment to eliminate the merger transaction costs incurred by ITC of $19.5 million for the year ended December 31, 2012. Entergy’s Transmission Business has not recorded any merger transaction costs in its historical financial statements. ITC’s estimated merger transaction costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges not expected to have a continuing impact on the combined results.

(i) Income Taxes—The pro forma balance sheet includes a pro forma adjustment to reflect the estimated deferred income tax impact of $16.9 million for merger transaction costs (as described in Note 5(h) Merger Transaction Costs) and $1.8 million for accelerated vesting of share-based awards (as described in Note 5(j) Common Stock), based on the federal statutory rate of 35%.

The total pro forma adjustment for income taxes in the pro forma statements of operations is $14.6 million for the year ended December 31, 2012. The pro forma adjustments are tax-effected at the federal statutory rate of 35%.

Included in the $14.6 million of adjustments to the pro forma income statement for the year ended December 31, 2012 is an adjustment to Entergy’s Transmission Business to increase the income tax provision by $9.4 million and to increase revenues by $6.0 million. As described in Note 8 in the condensed combined financial statements of Entergy’s

Transmission Business for the year ended December 31, 2012 included elsewhere in this Form 8-K, in June 2012 Entergy settled an uncertain tax position that was recorded as an income tax benefit and a reduction to operating revenues for the year ended December 31, 2012. These items were adjusted from the pro forma income statement as the items are not expected to have a continuing impact.

(j) Common Stock—The total adjustments to common stock of $4,043.1 million consist of the following items:

•                  An adjustment to common stock of $4,036.9 million related to the issuance of 53,031,135 shares of ITC common stock to the shareholders of Entergy (and, if applicable, the exchange trust) in order to receive approximately 50.1% of the shares of pro forma ITC as described in Note 4.

•                  An adjustment to common stock of $1.2 million for 120,900 shares related to the issuance of ITC equity awards (as authorized by the proposed amendment to the Amended and Restated Articles of Incorporation as noted above under “Notice of Special Meeting of Shareholders” and described in Note 4) to replace existing awards, held by employees of Entergy’s Transmission Business as described in Note 1, “Description of the Merger.” For the replacement awards, each Entergy share award held by an employee of Entergy’s Transmission Business will be converted to an ITC equity award. The fair value of the replacement awards which are considered vested under Entergy’s share-based compensation plans at the effective time of the merger has been attributed to pre-combination service and reflected in the consideration transferred. Unvested share-based awards are considered post-combination service. These estimates are preliminary, subject to change and could vary materially from the actual adjustments at the time the merger is completed, driven by various factors including changes in ITC and Entergy share prices as compared to April 1, 2013 share prices that were used for purposes of determining these pro forma adjustments.

•                  An adjustment to common stock of $5.0 million related to the impact of the accelerated vesting of certain share based awards. In accordance with our Second Amended and Restated 2006 Long-Term Incentive Plan, the vesting period for certain grants issued to ITC employees prior to December 4, 2011 will be accelerated upon the transfer of shares in connection with the merger transaction.

(k) Accumulated Other Comprehensive Loss—The pro forma balance sheet reflects the elimination of the historical accumulated other comprehensive loss of Entergy’s Transmission Business.

(l) Retained Earnings—The pro forma balance sheet adjustment to retained earnings of $34.8 million consists of $31.5 million related to the estimated merger transaction costs (net of tax) (as described in Note 5(h) Merger Transaction Costs) and $3.3 million related to the accelerated vesting of ITC common stock (net of tax) (as described in Note 5(j) Common Stock).

(m) Recapitalization—ITC’s $700 million recapitalization described in Note 1, “Description of the Merger,” may take the form of a one-time special dividend to ITC’s pre-merger shareholders, a repurchase of ITC common stock from its shareholders, or a combination of a one-time special dividend and share repurchase. For purposes of these pro forma financial statements, we have assumed that the recapitalization will take the form of a one-time special dividend of $700 million, which is reflected as a reduction to common stock and retained earnings of $291.2 million and $408.8 million, respectively. If ITC’s $700 million recapitalization were to take the form of a share repurchase, the pro forma financial statements would reflect a reduction in common stock of $700 million. The impact of effectuating a share repurchase instead of a one-time special dividend on pro forma basic and diluted earnings per share is described in Note 6, “Common Stock Shares Outstanding.”

(n) Net Parent Investment—The pro forma balance sheet reflects the adjustment to eliminate Entergy’s Transmission Business’ net parent investment. The elimination of the net parent investment was performed as a two-step process as described below:

•                  In determining the net assets of the “As Adjusted Entergy’s Transmission Business,” $1,852.5 million of Entergy’s Transmission Business’ net parent investment was eliminated. This amount was calculated as the offsetting entry to all of the adjustments to the historical financial information of Entergy’s Transmission Business (as described in Note 5(c) Adjustments to Entergy’s Transmission Business). Included in this adjustment is the $1.775 billion of debt being issued by Entergy’s Transmission Business for which Entergy will retain the proceeds (as described in Note 5(f) Debt).

•                  In determining the “Pro Forma Condensed Combined Consolidated Balance Sheet,” $1,169.7 million of Entergy’s Transmission Business’ net parent investment was eliminated. This amount was calculated as the net assets of the “As Adjusted Entergy’s Transmission Business” and used in the calculation of Goodwill (as calculated in Note 5(g), Goodwill).

Note 6. Common Stock Shares Outstanding

The pro forma weighted-average number of basic shares outstanding is calculated by adding (i) the shares issued in connection with the transaction; (ii) ITC’s weighted average number of basic shares of common stock outstanding for the years ended December 31, 2012 and (iii) the shares to be issued for accelerated vesting of restricted stock awards (as described above in Note 5(j) Common Stock). The pro forma weighted-average number of diluted shares outstanding is calculated by adding (i) the pro forma weighted-average basic shares, (ii) ITC’s incremental shares for stock options and the employee stock purchase plan for years ended December 31, 2012 and (iii) the shares for stock options and restricted shares held by employees of Entergy’s Transmission Business, which was converted to equivalent ITC incremental shares based on the equity exchange ratio of .833 that is pursuant to the employees matters agreement. The following table illustrates these computations:

Year Ended December 31, 2012
Basic:
ITC common shares issued in the transaction	53,031,135
ITC weighted-average basic common shares	50,820,838
Accelerated vesting of restricted stock	360,563
Pro forma weighted-average basic common shares	104,212,536
Diluted:
ITC incremental shares for stock options and employee stock purchase plan	742,557
Shares for stock options and restricted shares held by employees of Entergy’s Transmission Business	14,558
Equity Exchange ratio	.833
Equivalent ITC incremental shares	12,123
Pro forma weighted-average diluted common shares	104,967,216

ITC’s historical earnings per share was calculated based on the two-class method due to our restricted stock containing rights to receive nonforfeitable dividends. As a result of the accelerated vesting of the restricted stock awards at the merger date, the use of the two class method did not have a material impact on pro forma earnings per share.

If the $700 million recapitalization took the form of a share repurchase instead of a one-time special dividend, the pro forma weighted average basic and diluted common shares would decrease by 7,819,482 shares for the year ended December 31, 2012. For the year ended December 31, 2012, pro forma basic and diluted earnings per share would increase by $0.23.